Contact:	Timothy M. Doyle Executive Managing Director, CFO 858.551.0511

FOR IMMEDIATE RELEASE

IMPERIAL CAPITAL BANCORP, INC. ANNOUNCES
ANNUAL MEETING OF SHAREHOLDERS

La Jolla, California (June 1, 2009) - Imperial Capital Bancorp, Inc. (PNK-IMPC.PK) announced today that its Annual Meeting of Shareholders will take place at 2:00 p.m. PDT, on August 5, 2009, at the Sheraton La Jolla Hotel located at 3299 Holiday Court, La Jolla, CA 92037.  The voting record date shall be June 24, 2009.

Imperial Capital Bancorp, Inc. is a publicly traded diversified bank holding company specializing in commercial real estate lending on a national basis and is headquartered in San Diego, California. The Company conducts its operations through Imperial Capital Bank and Imperial Capital Real Estate Investment Trust. Imperial Capital Bank has nine retail branch locations, including six branches in California (Beverly Hills, Costa Mesa, Encino, Glendale, San Diego and San Francisco), two branches in Nevada (Carson City and Las Vegas), and one branch in Baltimore, Maryland.

For additional information, contact Timothy M. Doyle, Executive Managing Director and Chief Financial Officer, at (858) 551-0511.

www.imperialcapitalbancorp.com